MANAGEMENT AGREEMENT


     Management Agreement dated October 1, 1999, between LSA Variable Series Trust, a Delaware business trust (the "Trust") and LSA Asset Management LLC, a Delaware limited liability Company, (the "Manager"). In consideration of the mutual covenants contained herein, the parties agree as follows:


1.   APPOINTMENT OF MANAGER

     The Trust hereby appoints the Manager, subject to the supervision of the Trustees of the Trust and the terms of this Agreement, as the investment manager for each of the Funds of the Trust (the "Funds") specified in Schedule 1 to this Agreement as it shall be amended by the Manager and the Trust from time to time. The Manager accepts such appointment and agrees to render the services and to assume the obligations set forth in this Agreement commencing on its effective date. The Manager will be an independent contractor and will have no authority to act for or represent the Trust in any way or otherwise be deemed an agent unless expressly authorized in this Agreement or another writing by the Trust and the Manager.


2.   DUTIES OF THE MANAGER

     a. Subject to the general supervision of the Trustees of the Trust and the terms of this Agreement, the Manager will at its own expense, select and contract with investment advisers ("Advisers") to manage the investments and determine the composition of the assets of the Funds; provided, that any contract with an Adviser (an "Advisory Agreement") shall be in compliance with and approved as required by the Investment Company Act of 1940, as amended ("Investment Company Act") and the performance thereunder consistent with terms of an exemptive order granted by the Securities and Exchange Commission ("SEC") permitting the Manager to employ a manager-of-managers strategy. Subject always to the direction and control of the Trustees of the Trust, the Manager will monitor compliance of each Adviser with the investment objectives and related investment policies, as set forth in the Trust's registration statement filed with the SEC, of any Fund or Funds under the management of such Adviser, and review and report to the Trustees of the Trust on the performance of such Adviser.

     b.   The Manager will furnish to the Trust the following:

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          i.   necessary  office  space in the offices of the Manager or in such other place as may be agreed upon by the parties hereto from time to time, and all necessary office facilities and equipment;

          ii. necessary office personnel, including personnel for the performance of clerical, accounting and other office functions, exclusive of those functions (a) related to the investment subadvisory services to be provided by any Adviser pursuant to an Advisory Agreement and (b) relating to other services for which the Trust has contracted with a third party;

          iii. accounting, bookkeeping, recordkeeping and related services other than services in respect of the records relating to any other services for which the Trust has contracted with a third party (including any Adviser); and

          iv. all other information and services, (other than services of counsel or independent accountants or investment subadvisory services to be provided by any Adviser under an Advisory Agreement), required in connection with the preparation of all registration statements and prospectuses, all annual, semiannual and periodic reports to shareholders of the Trust, regulatory authorities or others, all notices and proxy solicitation materials furnished to shareholders of the Trust or regulatory authorities and all tax returns.

     c. In addition to negotiating and contracting with Advisers as set forth in section (2)(a) of this Agreement and providing facilities, personnel and services as set forth in section (2)(b) at its own expense, the Manager will pay or cause to be paid:

          i. the cost of any advertising or sales literature relating solely to the Trust;

          ii. the cost of printing and mailing prospectuses to persons other than current holders of Trust shares or variable contracts funded by Trust shares; and

          iii. the compensation of all officers and Trustees of the Trust who are also directors, officers or employees of the Manager or its affiliates.


3.   EXPENSES ASSUMED BY THE TRUST

     The Trust will pay all expenses of its organization, operations and business not specifically assumed or agreed to be paid by the Manager as provided in this Agreement or by an Adviser as provided in an Advisory Agreement. Without limiting the generality of the foregoing, the Trust shall pay or arrange for the payment of the following:

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a.   any of the costs of printing and mailing all  registration  statements  and prospectuses, all annual, semiannual and periodic reports to shareholders of the Trust, regulatory authorities or others, all notices and proxy solicitation materials furnished to shareholders of the Trust or regulatory authorities and all tax returns;

b. compensation of the officers and Trustees of the Trust other than those enumerated in (2.)(c.)(iii.);

c. registration, filing and other fees in connection with requirements of applicable state and federal regulatory authorities;

d. the charges and expenses of the custodian appointed by the Trust for custodial services;

e. the charges and expenses of the independent accountants retained by the Trust;

f. the charges and expenses of any administrative, transfer, bookkeeping, fund accounting, and compliance testing services, and dividend disbursing agents appointed by the Trust;

g. broker's commissions and issue and transfer taxes chargeable to the Trust in connection with securities transactions to which the Trust is a party;

h. taxes and corporate fees payable by the Trust to federal, state or other governmental agencies;

i.   the cost of stock certificates, if any, representing shares of the Trust;

j.   legal  fees and  expenses  in  connection  with the  affairs  of the Trust,
     including   registering   and   qualifying   its  shares  with   regulatory
     authorities;

k.   association membership dues if any;

1.   insurance premiums for fidelity and other coverage;

m.   expenses of shareholders and Trustees' meetings;

n.   pricing shares of the Trust's Funds;

o.   interest on borrowings; and

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

p.   litigation expenses.


4.   COMPENSATION OF MANAGER

     As compensation for the services rendered and obligations assumed hereunder by the Manager, the Trust shall pay to the Manager monthly a fee that is equal on an annual basis to that percentage of the average daily net assets of each Fund set forth on Schedule 1 attached hereto, which is incorporated by reference herein (and with respect to any future Fund, such percentage as the Trust and the Manager may agree to from time to time in writing by a signed Amendment of
Schedule 1 subject to Section 13 herein). Such fee shall be computed and accrued daily. If the Manager serves as Manager for less than the whole of any period specified in this Section 4, the compensation to the Manager shall be prorated. For purposes of calculating the Manager's fee, the daily value of each Fund's net assets shall be computed by the same method as the Trust uses to compute the net asset value of that Fund. The Manager will pay all fees owing to each Adviser, and the Trust shall not be obligated to the Advisers in any manner with respect to the compensation of such Advisers. The Manager reserves the right to waive all or a part of its fee.


5.   NON-EXCLUSIVITY

     The services of the Manager to the Trust are not to be deemed to be exclusive, and the Manager shall be free to render investment management or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that the directors, officers and employees of the Manager are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors, trustees or employees of any other firm or corporation, including other investment companies.


6.   SUPPLEMENTAL ARRANGEMENTS

     The Manager may enter into arrangements with other persons affiliated with the Manager to better enable it to fulfill its obligations under this Agreement for the provision of certain personnel and facilities to the Manager.

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

7.   LIMITATION OF LIABILITY OF THE MANAGER

     a. Absent willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Manager, the Manager and/or any of its affiliates and the directors, officers and employees of the Manager and/or of its affiliates shall not be subject to liability to the Trust or to any holder of an interest in any Fund for any act or omission in the course of or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

     b. The Trust will indemnify the Manager against, and hold it harmless from, any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from acts or omissions of the Trust. Indemnification shall be made only after: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Trust was liable for the damages claimed or (ii) in the absence of such a decision, a reasonable determination based upon a review of the facts, that the Trust was liable for the damages claimed, which determination shall be made by either (a) the vote of a majority of a quorum of Trustees of the Trust who are neither "interested persons" of the Trust nor parties to the proceeding ("disinterested non-party Trustees") or (b) an independent legal counsel satisfactory to the parties hereto, whose determination shall be set forth in a written opinion. The Manager shall be entitled to advances from the Trust for payment of the reasonable expenses incurred by it in connection with the matter as to which it is seeking indemnification in the manner and to the fullest extent that would be permissible under the applicable provisions of Delaware law and the Investment Company Act. The Manager shall provide to the Trust a written affirmation of its good faith belief that the standard of conduct necessary for indemnification under such law has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) the Manager shall provide security in form and amount acceptable to the Trust for its undertaking; (b) the Trust is insured against losses arising by reason of the advance; or (c) a majority of the independent Trustees of the Trust, or independent legal counsel in a written opinion, shall have determined, based on a review of facts readily available to the Trust at the time the advance is proposed to be made, that there is reason to believe that the Manager will ultimately be found to be entitled to indemnification.


8.   LIMITATION OF TRUST'S LIABILITY.

     The Manager acknowledges that it has received notice of and accepts the limitations upon the Trust's liability set forth in its Declaration of Trust. The Manager agrees that the Trust's obligations hereunder in any case shall be limited to the Trust and to its assets and that the Manager shall not seek satisfaction of any such obligation from the holders of the interests in any Fund nor from any Trustee, officer, employee or agent of the Trust.

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9.   CONFLICTS OF INTEREST

     It is understood that Trustees, officers, agents and shareholders of the Trust are or may be interested in the Manager as directors, officers, stockholders, or otherwise; that directors, officers, agents and stockholders of the Manager are or may be interested in the Trust as Trustees, officers, shareholders or otherwise; that the Manager may be interested in the Trust; and that the existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder except as otherwise provided in the Agreement and Declaration of Trust of the Trust and the Articles of Incorporation of the Manager, respectively, or by specific provision of applicable law.


10.  REGULATION

     The Manager shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations.


11.  DURATION AND TERMINATION OF AGREEMENT

     This Agreement shall become effective on the later of its execution or the date that it has been approved by shareholders of the Trust and/or the Board of Trustees of the Trust in the manner required by the Investment Company Act. The Agreement will continue in effect for a period of more than two years from the date of its execution only so long as such continuance is specifically approved at least annually either by the Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Trust, provided that in either such event the continuance shall also be approved by the vote of a majority of the Trustees of the Trust who are not interested persons (as defined in the Investment Company Act) of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval of the Agreement or any continuance of the Agreement shall be effective with respect to any Fund if a majority of the outstanding voting securities of the series (as defined in Rule 18f-2(h) under the Investment Company Act) of shares of that Fund votes to approve the Agreement or its continuance, notwithstanding that the Agreement or its continuance may not have been approved by a majority of the outstanding voting securities of (a) any other Fund affected by the Agreement or (b) all the Funds of the Trust.

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

     If the shareholders of a series of any Fund fail to approve the Agreement or any continuance of the Agreement, the Manager will continue to act as investment Manager with respect to such Fund pending the required approval of the Agreement or its continuance or of a new contract with the Manager or a different Manager or other definitive action; provided, that the compensation received by the Manager in respect of such Fund during such period will be no more than its actual costs incurred in furnishing investment advisory and management services to such Fund or the amount it would have received under the Agreement in respect of such Fund, whichever is less.

     This Agreement may be terminated at any time, without the payment of any penalty, by the Trustees of the Trust, by the vote of a majority of the outstanding voting securities of the Trust, or with respect to any Fund by the vote of a majority of the outstanding voting securities of the shares of such Fund, on sixty days written notice to the Manager, or by the Manager on sixty days' written notice to the Trust. This Agreement will automatically terminate, without payment of any penalty, in the event if its assignment (as defined in the Investment Company Act).


12.  PROVISION OF CERTAIN INFORMATION BY MANAGER

     The Manager will promptly notify the Trust in writing of the occurrence of any of the following events:

a. the Manager fails to be registered as an investment adviser under the Investment Advisers Act of 1940 or under the laws of any jurisdiction in which the Manager is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

b. the Manager is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Trust; and

c. the chief executive officer or controlling stockholder of the Manager or the Fund manager of any Fund changes.


13.  AMENDMENTS TO THE AGREEMENT

     This Agreement may be materially amended by the parties only if such amendment is specifically approved by the vote of a majority of the outstanding voting securities of each of the Funds affected by the amendment and by the vote of a majority of the Trustees of the Trust who are not interested persons of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval shall be effective with respect to any Fund if a majority of the outstanding voting securities of the shares of that Fund vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of (a) any other Fund affected by the amendment or (b) all the Funds of the Trust.

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14.  ENTIRE AGREEMENT

     This Agreement contains the entire understanding and agreement of the parties.


15.  HEADINGS

     The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part thereof.


16.  NOTICES

     All notices required to be given pursuant to this Agreement shall be delivered or mailed to the last known business address of the Trust to the attention of its Secretary or Manager to the attention of its Secretary, in person or by registered mail or a private mail or delivery service providing the sender with notice of receipt. Notice shall be deemed given on the date delivered or mailed in accordance with this section.


17.  SEVERABILITY

     Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.


18.  GOVERNING LAW

     The provisions of this Agreement shall be construed and interpreted in accordance with the laws of Delaware, or any of the applicable provisions of the Investment Company Act. To the extent that the laws of Delaware, or any of the provisions in this Agreement, conflict with applicable provisions of the Investment Company Act, the latter shall control.


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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed under seal by their duly authorized officers as of the date first mentioned above.

[SEAL]                  LSA VARIABLE SERIES TRUST


                        By:     /s/Barbara Whisler
                        Name:   Barbara Whisler
                        Title:  Secretary and Chief Compliance Officer




[SEAL]                  LSA ASSET MANAGEMENT LLC


                        By:     /s/John Hunter
                        Name:   John Hunter
                        Title:  President




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                                   SCHEDULE 1



1. Focused Equity Fund: 0.95% of the current net assets of the Fund.

2. Growth Equity Fund: 0.85% of the current net assets of the Fund.

3. Disciplined Equity Fund: 0.75% of the current net assets of the Fund.

4. Value Equity Fund: 0.80% of the current net assets of the Fund.

5. Balanced Fund: 0.80% of the current net assets of the Fund.

6. Emerging Growth Equity Fund: 1.05% of the current net assets of the Fund.

     The percentage fee for each Fund shall be accrued for each calendar day and the sum of the daily fee accruals shall be payable monthly to the Manager. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the applicable annual rate described in the preceding paragraph, and multiplying this product by the net assets of the Fund as determined in accordance with the Trust's prospectus and statement of additional information as of the close of business on the previous business 'day on which the Trust was open for business.

     If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs. 10



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